EXHIBIT 99.1

New York | Andrew Gully Andrew.Gully@Sothebys.com | Lauren Gioia Lauren.Gioia@Sothebys.com |

Jennifer Park Jennifer.Park@Sothebys.com | +1 212 606 7176

SOTHEBY’S ANNOUNCES RESULTS OF
CAPITAL ALLOCATION AND FINANCIAL POLICIES REVIEW

Will Pay $300 Million Special Dividend to Shareholders in March

Commits to Continued Return of Excess Capital to Shareholders

Establishes Separate Capital Structures for Two Primary Businesses: Agency and Financial Services

Sets Clear Return Targets for Each Business to Drive Long-Term Value Creation for Investors

$22 Million in Cost Savings Estimated in 2014
NEW YORK, 29 January 2014 - Sotheby’s (NYSE: BID) today announced the results of the Company’s capital allocation and financial policies review that was initiated by the Board of Directors in September, 2013. The Company is taking several steps that demonstrate its ongoing commitment to creating and returning long-term value to shareholders and positioning Sotheby’s to capitalize on future business opportunities and best serve its clients.
“The message we are delivering is clear - we are returning meaningful capital to our shareholders now and in the future and establishing a framework that puts Sotheby’s in the strongest position to compete and win in this marketplace while delivering value to our clients,” said Chairman, President and Chief Executive Officer Bill Ruprecht.
After allocating capital to support business-generating activities and growth initiatives, and to protect against downside risk, Sotheby’s will return a special dividend of $300 million to shareholders in March. In addition, Sotheby’s Board has authorized a $150 million share repurchase program, primarily as part of a new policy to offset annual employee stock dilution, with approximately $25 million of shares being repurchased by the end of 2014. Going forward, the Company intends to return any excess capital to shareholders on an annual basis, primarily through a special dividend.

Sotheby’s anticipates efforts in two other areas over the next 12 to 24 months to unlock significant value for shareholders: additional debt-financing of the Sotheby’s Financial Services loan portfolio, which could result in the return of an additional $150 million to $200 million to shareholders; and an evaluation of its real estate holdings in New York and London. The Company is weighing the possibility of selling its York Avenue headquarters and relocating, or selling a portion of the building and remaining in reconfigured space. Sotheby’s is now conducting a bidding process to explore these alternatives and expects to choose a path shortly. The Company is also evaluating its New Bond Street property in London and intends to engage in a similar review process with that property.
Sotheby’s also announced it will establish separate capital structures and financial policies for the Company’s two primary businesses - Agency (Auction and Private Sales) and Sotheby’s Financial Services. This structure will allow Sotheby’s to optimize funding and establish clear return thresholds for each business: 15% return on invested capital for the Agency business and 20% return on equity for Financial Services.
The Company identified the standards that will guide its investments, saying it will assess opportunities that strengthen the core business or provide unique opportunities to expand. Potential projects will be measured against an expected return on invested capital over the life of the investment. Sotheby’s said it is exploring increased investment in areas such as private sales, emerging markets, expansion of the brand into new categories, investment in art for resale and art loan growth, continued expansion of its digital platform, and new and complementary products or services.
Based on its recently completed cost structure review, Sotheby’s estimates $22 million in savings in professional fees, other general and administrative costs, direct costs of auction services and marketing expenses this year1. No reductions in the workforce are planned.
“All of us at Sotheby’s are committed to growing with discipline. We are focused on running the business profitably while delivering value to our clients and shareholders, and we believe this plan strengthens our ability to accomplish these objectives,” said Chief Financial Officer Patrick McClymont. “The plan was shaped after much-welcomed input and feedback from our investors and we are committed, as always, to continue that dialogue.”

Sotheby’s strong performance has driven significant increases in the Company’s stock price, which is near historic highs and has exceeded the S&P Midcap index over the one, five and ten year periods.
“Aggregate Auction Sales2 reached $5.1 billion in 2013, thanks to a remarkably strong autumn season - making Sotheby’s the fastest growing global art auctioneer last year, and we feel confident in the outlook for the global art market this year. Sotheby’s has the expertise and market understanding to deliver great value for our consigners and buyers. Those are critical elements in our strategy and success,” said Ruprecht.
Multiple highlights at Sotheby’s in 2013 included record-setting sales to mark the Company’s 40th Anniversary in Hong Kong, its first and highly successful various owners sale in Beijing, the opening of an S|2 private selling exhibition gallery in London, the re-launch of its website which served as a catalyst for significant client engagement across its digital platform, and key leadership additions that brought proven expertise to the Board of Directors and the Company’s finance and marketing teams.
Sotheby’s also saw successes in myriad sales categories in 2013, including the highest prices for a carpet and an Islamic work of art, a printed book, a diamond, a Chinese sculpture and a living Chinese artist; the highest Contemporary Art total in Company history, the highest total for an auction in the Middle East, the second highest total in Company history for Impressionist & Modern Art; and records for individual artists ranging from Andy Warhol and Norman Rockwell to Zao Wou-ki, El Greco and Georges Braque.

1 Assumes $5 million savings in direct cost of services based on a similar level of net auction sales as 2013.
2 Represents the hammer (sale) price of property sold at auction plus buyer’s premium.
Note: A presentation outlining the conclusions of the review is being filed with the Securities and Exchange Commission on Form 8-K today.

All Sotheby’s Press Releases and SEC filings are available on our web site at www.sothebys.com. A presentation detailing the results of the capital allocation and financial policies review is available at http://investor.shareholder.com/bid/events.cfm.
Sotheby’s will host a conference call at 9:00 AM EST on 29 January 2014, to discuss the results of the Company’s capital allocation and financial policies review. Please dial 888-371-8897 and for callers outside the United States, Puerto Rico and Canada, please dial 970-315-0479, approximately 10 minutes before the scheduled start of the call. The call reservation number is 51419159.
The conference call will also be accessible via webcast on the Investor Relations section of the Sotheby’s web site at http://investor.shareholder.com/bid/events.cfm.

Forward-looking Statements
This release contains certain “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as to management’s plans, assumptions and expectations as of the date hereof. In addition to the considerations and factors referred to in this release and prior filings and releases, major factors which Sotheby’s believes could cause actual events to differ materially include, but are not limited to, the overall strength of the international economy and financial markets, political conditions in various nations, competition with other auctioneers and art dealers, the success of Sotheby’s risk reduction and margin improvement efforts, the amount of quality property being consigned to art auction houses, the marketability at auction of such property, the success of Sotheby’s future auction sales and the results and reception of Sotheby’s announced capital allocation and financial review and other initiatives, including but not limited to its cost reduction initiatives, review of its real estate portfolio and related alternatives and its plans and framework for returning capital to stockholders and optimizing its capital structure and financial policies. Please refer to Sotheby’s most recently filed Form 10-Q (and/or 10-K) and other filings for a more comprehensive list of material Risk Factors. Sotheby’s disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

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Sotheby’s has been uniting collectors with world-class works of art since 1744. Sotheby’s became the first international auction house when it expanded from London to New York (1955), the first to conduct sales in Hong Kong (1973), India (1992) and France (2001), and the first international fine art auction house in China (2012). Today, Sotheby’s presents auctions in eight different salesrooms, including New York, London, Hong Kong and Paris, and Sotheby’s BidNow program allows visitors to view all auctions live online and place bids in real-time from anywhere in the world. Sotheby’s offers collectors the resources of Sotheby’s Financial Services, the world’s only full-service art financing company, as well as private sale opportunities in more than 70 categories, including S|2, the gallery arm of Sotheby’s Contemporary Art department, as well as Sotheby’s Diamonds and Sotheby’s Wine. Sotheby’s has a global network of 90 offices in 40 countries and is the oldest company listed on the New York Stock Exchange (BID).

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